================================================================================


================================================================================






                     AGREEMENT AND PLAN OF REORGANIZATION



                         DATED AS OF FEBRUARY 7, 2001



                                BY AND BETWEEN



                         CONNECTICUT BANCSHARES, INC.


                                      AND



          FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EAST HARTFORD














================================================================================

                               TABLE OF CONTENTS
                                                                      PAGE NO.

Introductory Statement........................................................1

ARTICLE I
      THE MERGER..............................................................1
      ----------
      Section 1.1. Structure of the Merger....................................2
                   -----------------------
      Section 1.2. Effect on Shares of First Federal Common Stock.............2
                   ----------------------------------------------
      Section 1.3. Payment Procedures.........................................2
                   ------------------
      Section 1.4. Stock Options..............................................4
                   -------------
      Section 1.5. Effect on Shares of Acquisition Sub Stock..................4
                   -----------------------------------------
      Section 1.6. Charter and Bylaws of the Surviving Corporation............4
                   -----------------------------------------------
      Section 1.7. Directors and Officers of the Surviving Corporation........4
                   ---------------------------------------------------
      Section 1.8. Alternative Structure......................................4
                   ---------------------
      Section 1.9. Bank Merger................................................5
                   -----------

ARTICLE II
      REPRESENTATIONS AND WARRANTIES..........................................5
      ------------------------------
      Section 2.1. Representations and Warranties of First Federal............5
                   -----------------------------------------------
      Section 2.2. Representations and Warranties of Connecticut Bancshares..22
                   --------------------------------------------------------

ARTICLE III
      CONDUCT PENDING THE MERGER.............................................26
      --------------------------
      Section 3.1. Conduct of First Federal's Business Prior to the Effective
                   ----------------------------------------------------------
                   Time......................................................26
                   ----
      Section 3.2. Forbearance by First Federal..............................26
                   ----------------------------
      Section 3.3. Conduct of Connecticut Bancshares's Business
                   --------------------------------------------
                   Prior to the Effective Time...............................29
                   ---------------------------

ARTICLE IV
      COVENANTS..............................................................30
      ---------
      Section 4.1. Acquisition Proposals.....................................30
                   ---------------------
      Section 4.2. [RESERVED]................................................31
                   ----------
      Section 4.3. Access and Information....................................31
                   ----------------------
      Section 4.4. Applications; Consents....................................33
                   ----------------------
      Section 4.5. Anti-takeover Provisions..................................33
                   ------------------------
      Section 4.6. Additional Agreements.....................................33
                   ---------------------
      Section 4.7. Publicity.................................................33
                   ---------
      Section 4.8. Stockholder Meeting.......................................34
                   -------------------
      Section 4.9. Proxy Statement...........................................34
                   ---------------
      Section 4.10.Notification of Certain Matters...........................35
                   -------------------------------
      Section 4.11.Employees, Directors and Officers.........................35
                   ---------------------------------
      Section 4.12.Indemnification...........................................39
                   ---------------
      Section 4.13.First Federal Main Office.................................40
                   -------------------------
      Section 4.14.Charitable Activities.....................................40
                   ---------------------

ARTICLE V
      CONDITIONS TO CONSUMMATION.............................................41
      --------------------------
      Section 5.1. Conditions to Each Party's Obligations....................41
                   --------------------------------------
      Section 5.2. Conditions to the Obligations of Connecticut Bancshares...41
                   -------------------------------------------------------
      Section 5.3. Conditions to the Obligations of First Federal............42
                   ----------------------------------------------

ARTICLE VI
      TERMINATION............................................................43
      -----------
      Section 6.1. Termination...............................................43
                   -----------
      Section 6.2. Termination Fee...........................................44
                   ---------------
      Section 6.3. Effect of Termination.....................................45
                   ---------------------

ARTICLE VII
      CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME.............................45
      ------------------------------------------
      Section 7.1. Effective Date and Effective Time.........................45
                   ---------------------------------
      Section 7.2. Deliveries at the Closing.................................45
                   -------------------------

ARTICLE VIII
      CERTAIN OTHER MATTERS..................................................45
      ---------------------
      Section 8.1. Certain Definitions; Interpretation.......................45
                   -----------------------------------
      Section 8.2. Survival..................................................47
                   --------
      Section 8.3. Waiver; Amendment.........................................47
                   -----------------
      Section 8.4. Counterparts..............................................47
                   ------------
      Section 8.5. Governing Law.............................................47
                   -------------
      Section 8.6. Expenses..................................................47
                   --------
      Section 8.7. Notices...................................................47
                   -------
      Section 8.8. Entire Agreement; etc.....................................48
                   ---------------------
      Section 8.9. Successors and Assigns; Assignment........................49
                   ----------------------------------
      Section 8.10.Specific Performance......................................49
                   --------------------

Exhibit A - Form of Voting Agreement
Exhibit B - Plan of Merger
Exhibit C - Plan of Bank Merger

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------
            This is an AGREEMENT AND PLAN OF REORGANIZATION, dated as of the 7th day of February, 2001 ("AGREEMENT"), by and between Connecticut Bancshares, Inc., a Delaware corporation ("CONNECTICUT BANCSHARES"), and First Federal Savings and Loan Association of East Hartford, a federally charted savings association ("FIRST FEDERAL").

                            INTRODUCTORY STATEMENT

            The Board of Directors of each of Connecticut Bancshares and First Federal (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of Connecticut Bancshares and First Federal, respectively, and in the best interests of their respective stockholders and (ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

            Connecticut Bancshares and First Federal desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

            As a condition and inducement to Connecticut Bancshares' willingness to enter into this Agreement, certain shareholders of First Federal, including members of the Board of Directors of First Federal, have entered into an agreement in the form attached hereto as Exhibit A pursuant to which he or she will vote his or her shares of First Federal Common Stock (as defined in SECTION 1.2) in favor of this Agreement and the transactions contemplated hereby.

            In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                   ARTICLE I
                                  THE MERGER
                                  ----------

            Section 1.1.Structure of the Merger. Connecticut Bancshares shall
                        -----------------------
cause an interim federal savings association ("ACQUISITION SUB") to be organized as a wholly owned subsidiary of The Savings Bank of Manchester ("SAVINGS BANK OF MANCHESTER"), a Connecticut-chartered savings bank. On the Effective Date (as defined in SECTION 7.1), Acquisition Sub will merge with and into First Federal ("MERGER"), pursuant to the provisions of, and with the effect provided in, the rules and regulations of the Office of Thrift Supervision ("OTS") and pursuant to the terms and conditions of a plan of merger ("PLAN OF MERGER") to be entered into between Acquisition Sub and First Federal in the form attached hereto as Exhibit B. Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall cease. First Federal shall be the surviving institution (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION") in the Merger and shall continue to be governed by the laws of the United States and its separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time (as defined in SECTION 7.1), First Federal shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Acquisition Sub.

            Section 1.2.Effect on Shares of First Federal Common Stock. By
                        ----------------------------------------------
virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of First Federal ("FIRST FEDERAL COMMON STOCK") that is issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive $37.50 in cash, without interest (the "MERGER CONSIDERATION"). Notwithstanding the foregoing, shares of First Federal Common Stock held directly or indirectly by Connecticut Bancshares (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In accordance with 12 C.F.R. 552.14 shares of First Federal Common Stock shall not be entitled to dissenter and appraisal rights.

            Section 1.3.Payment Procedures.
                        ------------------

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") shall be mailed as soon as reasonably practicable after the Effective Time to each holder of record of First Federal Common Stock as of the Effective Time. Except as provided in SECTION 1.3(H), a Letter of Transmittal shall be deemed properly completed only if accompanied by certificates representing all shares of First Federal Common Stock to be converted thereby.

            (b) At and after the Effective Time, each certificate ("FIRST FEDERAL CERTIFICATE") previously representing shares of First Federal Common Stock (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of First Federal Common Stock previously represented by the First Federal Certificate.

            (c) Prior to the Effective Time, Connecticut Bancshares shall deposit, or shall cause to be deposited, in a segregated account with a bank or trust company selected by Connecticut Bancshares and reasonably acceptable to First Federal, which shall act as paying agent ("PAYING AGENT") for the benefit of the holders of shares of First Federal Common Stock, for payment in accordance with this SECTION 1.3, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to SECTION 1.2.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the First Federal Certificates shall pass, only upon delivery of the First Federal Certificates to the Paying Agent,
(ii) be in a form and contain any other provisions as Connecticut Bancshares may reasonably determine and (iii) include instructions for use in effecting the surrender of the First Federal Certificates in exchange for the Merger Consideration.


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



Upon the proper surrender of the First Federal Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such First Federal Certificates shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to SECTION 1.2. First Federal Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall issue a check as provided herein. If there is a transfer of ownership of any shares of First Federal Common Stock not registered in the transfer records of First Federal, the Merger Consideration shall be issued to the transferee thereof if the First Federal Certificates representing such First Federal Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Connecticut Bancshares and the Paying Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) From and after the Effective Time there shall be no transfers on the stock transfer records of First Federal of any shares of First Federal Common Stock. If, after the Effective Time, First Federal Certificates are presented to Connecticut Bancshares, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.3.

            (f) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 1.2 that remains unclaimed by the stockholders of First Federal for six months after the Effective Time shall be repaid by the Paying Agent to Connecticut Bancshares upon the written request of Connecticut Bancshares. After such request is made, any stockholders of First Federal who have not theretofore complied with this SECTION 1.3 shall look only to Connecticut Bancshares for the Merger Consideration deliverable in respect of each share of First Federal Common Stock such stockholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding First Federal Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Connecticut Bancshares (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of First Federal Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) Connecticut Bancshares and the Paying Agent shall be entitled to rely upon First Federal's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any First Federal Certificate (including by means of an interpleader action), Connecticut Bancshares and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (h) If any First Federal Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such First Federal Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in such amount as the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such First Federal Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed First Federal Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

            Section 1.4.Stock Options. At the Effective Time, each option to
                        -------------
acquire shares of First Federal Common Stock (a "FIRST FEDERAL OPTION") granted pursuant to First Federal's Amended and Restated 1990 Incentive Stock Option Plan, 1992 Stock Option Plan for Outside Directors, and 1998 Stock Option Plan (the "FIRST FEDERAL OPTION PLANS") that is then outstanding and unexercised shall be canceled, and in lieu thereof Connecticut Bancshares shall pay, or cause to be paid, to the holders of such options an amount in cash equal to the product of (i) the number of shares of First Federal Common Stock subject to such option at the Effective Time and (ii) an amount by which the Merger Consideration exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a First Federal Option is greater than the Merger Consideration, then at the Effective Time such First Federal Option shall be canceled without any payment made in exchange therefor. At the Effective Time the First Federal Option Plans shall be deemed terminated.

            Section 1.5.Effect on Shares of Acquisition Sub Stock. Each share of
                        -----------------------------------------
common stock of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of the Surviving Corporation.

            Section 1.6.Charter and Bylaws of the Surviving Corporation. The
                        -----------------------------------------------
federal stock charter and bylaws of First Federal in effect immediately prior to the Effective Time shall be the federal stock charter and bylaws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

            Section 1.7.Directors and Officers of the Surviving Corporation.
                        ---------------------------------------------------
From and after the Effective Time, the directors and officers of First Federal shall consist of the directors and officers of Acquisition Sub serving immediately prior to the Effective Time, each to hold office in accordance with the federal stock charter and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

            Section 1.8.Alternative Structure. Notwithstanding anything to the
                        ---------------------
contrary contained in this Agreement, prior to the Effective Time, Connecticut Bancshares may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Connecticut Bancshares may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind or timing of the payment of the Merger Consideration, (ii) require, in the reasonable opinion of counsel to First Federal and counsel to Connecticut Bancshares, First Federal to resolicit its stockholders in connection with the Stockholder Meeting (as defined in SECTION 4.8) or (iii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

            Section 1.9.  Bank Merger. Concurrently with or as soon as
                          -----------
practicable after the execution and delivery of this Agreement, Savings Bank of Manchester and First Federal shall enter into a Plan of Bank Merger in the form attached hereto as Exhibit C, providing for the merger of First Federal with and into Savings Bank of Manchester with the Savings Bank of Manchester as the surviving entity (the "BANK MERGER"). The parties hereto intend that the Bank Merger shall become effective on the Effective Date.

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
            Section 2.1. Representations and Warranties of First Federal. Prior
                         -----------------------------------------------
to the execution of this Agreement, First Federal has delivered to Connecticut Bancshares a letter entitled "Disclosure Letter" in which First Federal has taken exception to certain of the representations and warranties set forth in this Article II. Any information disclosed therein shall be deemed to be disclosed only for purposes of the Section of this Agreement specifically referenced with respect to such information. The inclusion of a given item in First Federal's Disclosure Letter shall not be deemed a conclusion or admission that such item is material or has a Material Adverse Effect (as defined in SECTION 8.1). First Federal represents and warrants to Connecticut Bancshares that, except as disclosed in First Federal's Disclosure Letter:

            (a)   Organization.
                  ------------

                  (i) First Federal is a savings association duly organized and validly existing under the laws of the United States of America. The deposits of First Federal are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the Federal Deposit Insurance Act, as amended ("FDIA"). First Federal is a member of the Federal Home Loan Bank of Boston.

                  (ii) First Federal has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. First Federal is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, each of which jurisdictions is listed in First Federal's Disclosure Letter.

            (b)   Subsidiaries.
                  ------------

                  (i) First Federal's Disclosure Letter sets forth (A) the name, percentage ownership and number of shares of stock owned or controlled by First Federal of each corporation, partnership, joint venture or other entity in which First Federal has, directly or indirectly, an equity interest representing 5% or more of any class of the capital stock thereof or other equity interests therein (individually, a "SUBSIDIARY" and collectively, "SUBSIDIARIES"); (B) the jurisdiction of incorporation, capitalization and ownership of each Subsidiary;
(C) the names of the officers and directors of each Subsidiary; and (D) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign corporation. The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. First Federal owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to investments in equity ownership interests by federally chartered savings associations.

                  (ii) Each of First Federal's Subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary.

                  (iii) None of First Federal's Subsidiaries holds shares of its capital stock in its treasury, and there are not outstanding (A) any options, warrants or other rights with respect to the capital stock of any Subsidiary,
(B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

                  (iv) No Subsidiary of First Federal is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder.

            (c)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of First Federal consists of 15,000,000 shares of First Federal Common Stock, and 5,000,000 shares of preferred stock, par value $.01 per share ("FIRST FEDERAL PREFERRED STOCK").

                  (ii)  As of the date of this Agreement:

                        (A) 2,830,784 shares of First Federal Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) 341,231 shares of First Federal Common Stock are reserved for issuance pursuant to outstanding First Federal Options under the First Federal Option Plans;

                        (C) 447,993 shares of First Federal Common Stock are reserved for future issuance pursuant to First Federal's Dividend Reinvestment and Stock Purchase Plan; and

                        (D) no shares of First Federal Preferred Stock are outstanding or reserved for issuance.

                  (iii) Set forth in First Federal's Disclosure Letter is a complete and accurate list of all outstanding First Federal Options that have been granted by First Federal, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant. Following the Effective Time, no holder of First Federal Options will have any right to receive shares of common stock of Connecticut Bancshares upon the exercise of First Federal Options.

                  (iv) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of First Federal may vote are issued or outstanding.

                  (v) Except as set forth in this SECTION 2.1(C), (A) no shares of capital stock or other voting securities of First Federal are issued, reserved for issuance or outstanding and (B) neither First Federal nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating First Federal or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of First Federal or obligating First Federal or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. There are no outstanding contractual obligations of First Federal or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of First Federal or any of its Subsidiaries.

            (d) Authority. First Federal has all requisite corporate power and
                ---------
authority to enter into this Agreement and the Plan of Merger, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Plan of Merger. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated by this Agreement and the Plan of Merger have been duly authorized by all necessary corporate actions on the part of the Board of Directors of First Federal, and no other corporate proceedings on the part of First Federal are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement and the Plan of Merger by the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Federal Common Stock at First Federal's Stockholder Meeting (as defined in SECTION 4.8). This Agreement has been duly and validly executed and delivered by First Federal and constitutes a valid and binding obligation of First Federal, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. The Plan of Merger, upon execution and delivery by First Federal, will be duly and validly executed and delivered by First Federal and will constitute a valid and binding obligation of First Federal, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (e) Fairness Opinion. First Federal has received the written opinion
                ----------------
of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), to the effect that, as of the date hereof, the Merger Consideration to be received by First Federal's stockholders is fair, from a financial point of view, to such stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement and the Plan of Merger by First Federal do not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming the consents and approvals referred to in SECTION 2.1(F)(II) are obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which First Federal or any of its Subsidiaries (or any of their respective properties) is subject, (B) violate the federal stock charter or bylaws of First Federal or the similar organizational documents of any of its Subsidiaries or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of First Federal or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which First Federal or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.

                  (ii) Except for (A) the approval or non-objection of the OTS under the Home Owners' Loan Act, (B) the approval of the FDIC under the FDIA, and (C) the filing of the Proxy Statement (as defined in SECTION 4.9) with the OTS and its approval by the OTS, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "GOVERNMENTAL ENTITY") or with any third party are necessary in connection with the execution and delivery by First Federal of this Agreement or the Plan of Merger or the consummation by First Federal of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger. First Federal knows of no reason pertaining to First Federal why any of the approvals referred to in this SECTION 2.1(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) First Federal and each of its Subsidiaries have each timely filed all reports, forms, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1997 with (A) the FDIC, (B) the OTS, (C) the National Association of Securities Dealers, Inc., and (D) any other applicable self-regulatory organization (collectively, "FIRST FEDERAL'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of First Federal's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of First Federal's Reports filed with the OTS pursuant to 12 C.F.R. Part 563d complied in all material respects with the applicable requirements of OTS regulations and the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") and the rules and regulations of the SEC promulgated thereunder, to the extent such requirements are incorporated into OTS regulations.

                  (ii) Each of the financial statements of First Federal included in First Federal's Reports filed with the OTS complied as to form, as of their respective dates of filing with the OTS, in all material respects with applicable accounting requirements and with the published rules and regulations of the OTS with respect thereto. The financial statements included in First Federal's Reports were prepared from the books and records of First Federal and its Subsidiaries, fairly present the consolidated financial position of First Federal and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of First Federal and its Subsidiaries for the periods indicated, and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

            (h) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
First Federal's Reports filed with the OTS prior to the date of this Agreement, since September 30, 2000, (i) First Federal and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) First Federal and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any event or occurrence that has had or is reasonably likely to have a Material Adverse Effect on First Federal, and (iv) there has been no change in any accounting principles, practices or methods of First Federal or any of its Subsidiaries other than as required by GAAP.

            (i) Absence of Claims. No litigation, controversy, claim, action,
                -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against First Federal or any of its Subsidiaries and no such litigation, controversy, claim, action, suit or proceeding has been threatened. To the knowledge of First Federal, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against First Federal or any of its Subsidiaries. There are no judgments, decrees, injunctions, orders or rules of any Governmental Entity or arbitrator outstanding against First Federal or any of its Subsidiaries. No action, suit or proceeding is pending that presents a claim to restrain or prohibit the transactions contemplated herein and no such action, suit or proceeding has been threatened.

            (j) Absence of Regulatory Actions. Since December 31, 1996, neither
                -----------------------------
First Federal nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits ("GOVERNMENT REGULATORS"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of First Federal or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by First Federal or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Federal's balance sheet (in accordance with GAAP). For purposes of this SECTION 2.1(K), the term "TAXES" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. There is no pending audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Federal or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Federal or any of its Subsidiaries do not file tax returns that First Federal or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to First Federal or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on First Federal's balance sheet (in accordance with GAAP). First Federal and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. First Federal and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and First Federal and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Internal Revenue Code ("IRC") and similar applicable state and local information reporting requirements. Neither First Federal nor any of its Subsidiaries (i) has made an election under Section 341(f) of the IRC, or (ii) has issued or assumed any obligation under Section 279 of the IRC, any high yield discount obligation as described in Section 163(i) of the IRC or any registration-required obligation within the meaning of
Section 163(f)(2) of the IRC that is not in registered form.

            (l)   Agreements.
                  ----------

                  (i) Except for this Agreement, First Federal and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in First Federal's Reports.

                  (ii) First Federal's Disclosure Letter lists any contract, arrangement, commitment or understanding (whether written or oral) to which First Federal or any of its Subsidiaries is a party or is bound:

                        (A) with any executive officer or other key employee of First Federal or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving First Federal or any of its Subsidiaries of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers employees or consultants;

                        (C) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (D) containing covenants that limit the ability of First Federal or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, First Federal (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which First Federal or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in the First Federal's Reports that relates to borrowings of money (or guarantees thereof) by First Federal or any of its Subsidiaries, other than in the ordinary course of business; or

                        (G) which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis.

      To the knowledge of First Federal, each of the agreements and other documents referenced in First Federal's Disclosure Letter is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity. First Federal has previously delivered to Connecticut Bancshares true and complete copies of each agreement and other documents referenced in First Federal's Disclosure Letter.

                  (iii) Neither First Federal nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of First Federal, no other party to any such agreement (excluding any loan or extension of credit made by First Federal or any of its Subsidiaries) is in default in any respect thereunder.

                  (iv) First Federal and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither First Federal nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of First Federal and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (m) Labor Matters. First Federal and its Subsidiaries are in
                -------------
material compliance with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither First Federal nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is First Federal or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving First Federal or any of its Subsidiaries pending or threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) First Federal's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of First Federal or any of its Subsidiaries (hereinafter referred to collectively as the "FIRST FEDERAL EMPLOYEE PLANS"). There has been no announcement or commitment by First Federal or any of its Subsidiaries to create an additional First Federal Employee Plan, or to amend any First Federal Employee Plan, except for amendments contemplated by this Agreement or required by applicable law which do not materially increase the cost of such First Federal Employee Plan. With respect to each First Federal Employee Plan, First Federal has made available to Connecticut Bancshares a true and correct copy of
(A) the annual report on the applicable form of the Form 5500 series filed with the Internal Revenue Service ("IRS") for the most recent three plan years, if required to be filed, (B) such First Federal Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such First Federal Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such First Federal Employee Plan, if the First Federal Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such First Federal Employee Plan is a First Federal Pension Plan (as defined below) and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such First Federal Employee Plan is a First Federal Qualified Plan (as defined below).

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any First Federal Employee Plan. All of the First Federal Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the First Federal Employee Plans which is likely to result in the imposition of any penalties or taxes upon First Federal or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by First Federal or any of its Subsidiaries to be incurred with respect to any First Federal Employee Plan which is subject to Title IV of ERISA ("FIRST FEDERAL PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by First Federal or any entity which is considered one employer with First Federal under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA AFFILIATE"). No First Federal Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each First Federal Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such First Federal Pension Plan as of the end of the most recent plan year with respect to the respective First Federal Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such First Federal Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any First Federal Pension Plan within the 12-month period ending on the date hereof. Neither First Federal nor any of its Subsidiaries has provided, or is required to provide, security to any First Federal Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither First Federal, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each First Federal Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "FIRST FEDERAL QUALIFIED PLAN") has received a favorable determination letter from the IRS, and First Federal and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each First Federal Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such First Federal Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (v) First Federal and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any First Federal Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. Except as otherwise provided in SECTION 4.11, with respect to First Federal or any of its Subsidiaries, for the First Federal Employee Plans listed in First Federal's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) to the knowledge of First Federal, result in any payment or series of payments by First Federal or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC),
(ii) increase or secure (by way of a trust or other vehicle) any benefits payable under any First Federal Employee Plan, or (iii) accelerate the time of payment or vesting of any such benefit.

            (o) Title to Assets. First Federal's Disclosure Letter contains a
                ---------------
complete and accurate list of all real property owned or leased by First Federal or any of its Subsidiaries, including all properties of First Federal or any of its Subsidiaries classified as "Real Estate Owned" or words of similar import (the "REAL PROPERTY"). First Federal and each of its Subsidiaries has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease pursuant to which First Federal or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither First Federal nor any of its Subsidiaries, nor, to the knowledge of First Federal, any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of First Federal and each of its Subsidiaries are in a good state of maintenance and repair, conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by First Federal to be adequate for the current business of First Federal and its Subsidiaries. To the knowledge of First Federal, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (p) Compliance with Laws. First Federal and each of its Subsidiaries
                --------------------
has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Neither First Federal nor any of its Subsidiaries are in violation of, is, to the knowledge of First Federal, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on First Federal.

            (q) Fees. Other than financial advisory services performed for First
                ----
Federal by Sandler O'Neill pursuant to an agreement dated July 13, 1995, a true and complete copy of which has been previously delivered to Connecticut Bancshares, neither First Federal nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for First Federal or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            (r)   Environmental Matters.
                  ---------------------

                  (i) Each of First Federal and its Subsidiaries, the Participation Facilities (as defined below), and, to the knowledge of First Federal, the Loan Properties (as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below), and neither First Federal nor any of its Subsidiaries is liable under any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum against First Federal or any of its Subsidiaries or any Participation Facility
(1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by First Federal or any of its Subsidiaries or any Participation Facility;

                  (iii) To the knowledge of First Federal, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or First Federal or any of its Subsidiaries in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a Loan Property;

                  (iv) To the knowledge of First Federal, the properties (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) currently owned or operated by First Federal or any of its Subsidiaries are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither First Federal nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To the knowledge of First Federal, there are no underground storage tanks on, in or under any properties owned or operated by First Federal or any of its Subsidiaries or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by First Federal or any of its Subsidiaries or any Participation Facility; and

                  (vii) To the knowledge of First Federal, during the period of
(1) First Federal's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (2) First Federal's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of First Federal, without any investigation or inquiry, prior to the period of (1) First Federal's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (2) First Federal's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            The following definitions apply for purposes of this SECTION 2.1(R):

                  "LOAN PROPERTY" means any property in which the applicable party (or a Subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "PARTICIPATION FACILITY" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ENVIRONMENTAL LAW" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of

1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

                  "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each loan, lease, advance, credit enhancement, guarantee, other extension of credit, commitment and interest-bearing asset of First Federal and its Subsidiaries (collectively, "LOANS") owned by First Federal or its Subsidiaries in whole or in part:

                        (A) to the knowledge of First Federal, the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                        (B) neither First Federal nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable loan file;

                        (C) First Federal or a Subsidiary of First Federal is the sole holder of legal and beneficial title to each Loan (or First Federal's or its Subsidiary's applicable participation interest, as applicable), except as otherwise referenced on the books and records of First Federal or a Subsidiary of First Federal;

                        (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                        (E) to the knowledge of First Federal, there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of First Federal;

                        (F) to the knowledge of First Federal, there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                        (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in First Federal's audited balance sheet at December 31, 1999 was, and the allowance for possible losses shown on the balance sheets in First Federal's Reports for periods ending after December 31, 1999, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) To the knowledge of First Federal, neither First Federal nor any of its Subsidiaries is a party to any Loan that is in violation of any law, regulation or rule of any Governmental Entity.

            (t)   Deposits.  None of the deposits of First Federal or any of
                  --------
its Subsidiaries is a "brokered" deposit.

            (u) Anti-takeover Provisions Inapplicable. First Federal and its
                -------------------------------------
Subsidiaries have taken all actions required to exempt Connecticut Bancshares, Acquisition Sub, the Agreement, the Merger and the Plan of Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti- takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (v) Material Interests of Certain Persons. No officer or director of
                -------------------------------------
First Federal, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of First Federal or any of its Subsidiaries.

            (w) Insurance. In the opinion of management, First Federal and its
                ---------
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Federal and its Subsidiaries are in full force and effect, First Federal and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (x)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) Except for Federal Home Loan Bank stock, pledges to secure Federal Home Loan Bank borrowings and restrictions that exist for securities classified as "held to maturity," none of the investment securities held by First Federal or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) First Federal's Disclosure Letter contains a complete and accurate list of all exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) that First Federal and any of its Subsidiaries is a party or has agreed to enter into and all securities owned by First Federal and any of its Subsidiaries that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (y) Indemnification. Except as provided in the federal stock charter
                ---------------
or bylaws of First Federal and the similar governing documents of its Subsidiaries, neither First Federal nor any Subsidiary is a party to any agreement that provides for the indemnification of any of its present or former directors, officers, or employees or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of First Federal and, to the knowledge of First Federal, there are no claims for which any such person would be entitled to indemnification under the federal stock charter or bylaws of First Federal or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (z) Books and Records. The books and records of First Federal and
                -----------------
its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (aa)  Corporate Documents.  First Federal has previously furnished
                  -------------------
or made available to Connecticut Bancshares a complete and correct copy of the federal stock charter and bylaws of First Federal and the similar governing documents of each of First Federal's Subsidiaries, as in effect as of the date of this Agreement. Neither First Federal nor any of First Federal's Subsidiaries is in violation of its federal stock charter, bylaws or similar governing documents. The minute books of First Federal and each of First Federal's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (bb) Proxy Statement. The information regarding First Federal and
                 ---------------
its Subsidiaries to be included in the Proxy Statement (as defined in SECTION 4.9) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. When the Proxy Statement is mailed, and at the time of the Stockholder Meeting (as defined in SECTION 4.8), the Proxy Statement shall comply with the applicable provisions of the OTS regulations.

            (cc) Community Reinvestment Act Compliance. First Federal is in
                 -------------------------------------
material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and First Federal currently has a CRA rating of satisfactory or better. To the knowledge of First Federal, there is no fact or circumstance or set of facts or circumstances that would cause First Federal to fail to comply with such provisions or cause the CRA rating of First Federal to fall below satisfactory.

            (dd) Undisclosed Liabilities. First Federal and its Subsidiaries
                 -----------------------
have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of First Federal as of December 31, 1999, (ii) liabilities incurred since December 31, 1999 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on First Federal and (iii) liabilities incurred for legal, accounting, financial advising fees and out-of- pocket expenses in connection with a proposed sale or merger of First Federal.

            (ee) Year 2000 Matters. First Federal and its Subsidiaries have not
                 -----------------
experienced any data processing or other computer malfunctions related to processing date information on and after January 1, 2000 and none of the third party service providers or customers of First Federal or its Subsidiaries have reported year 2000 data processing problems to First Federal that, individually or in the aggregate, would have a Material Adverse Effect on First Federal.

            (ff) No Right to Dissent. Nothing in the federal stock charter or
                 -------------------
bylaws of First Federal provides or would provide to any holder of First Federal Common Stock, upon executing the Agreement or the Plan of Merger or the consummation of the transactions contemplated hereby and thereby, rights of dissent and appraisal of any kind.

            Section 2.2.Representations and Warranties of Connecticut
                        ---------------------------------------------
Bancshares. Prior to the execution of this Agreement, Connecticut Bancshares has
----------
delivered to First Federal a letter entitled "Disclosure Letter" in which Connecticut Bancshares has taken exception to certain of the representations and warranties set forth in this Article II. Any information disclosed therein shall be deemed to be disclosed only for purposes of the Section of this Agreement specifically referenced with respect to such information. The inclusion of a given item in Connecticut Bancshares' Disclosure Letter shall not be deemed a conclusion or admission that such item is material or has a Material Adverse Effect (as defined in SECTION 8.1). Connecticut Bancshares represents and warrants to First Federal that:

            (a)   Organization.
                  ------------

                  (i) Connecticut Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) Savings Bank of Manchester is a savings bank duly organized and validly existing under the laws of the State of Connecticut. The deposits of Savings Bank of Manchester are insured by the Bank Insurance Fund of the FDIC to the extent provided in the FDIA. Savings Bank of Manchester is a member of the Federal Home Loan Bank of Boston.

                  (iii) Connecticut Bancshares has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business now being conducted by it. Connecticut Bancshares is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary.

                  (iv) At the Effective Time, Acquisition Sub will be an interim savings association, duly organized, validly existing and in good standing under the laws of the United States of America, all of the outstanding capital stock of which will be owned directly or indirectly by Connecticut Bancshares free and clear of any lien, charge or other encumbrance. From and after its incorporation, Acquisition Sub will not engage in any activities other than in connection with or as contemplated by this Agreement.

            (b)   Authority.
                  ---------

                  (i) Connecticut Bancshares has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions of the Board of Directors of Connecticut Bancshares and no other corporate proceedings on the part of Connecticut Bancshares (including, without limitation, any vote or approval of the stockholders of Connecticut Bancshares) are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Connecticut Bancshares and constitutes a valid and binding obligation of Connecticut Bancshares, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) Acquisition Sub will have all requisite corporate power and authority to enter into the Plan of Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Merger and the consummation of the transactions contemplated thereby will be authorized by the Board of Directors of Acquisition Sub. The Plan of Merger, upon execution and delivery by Acquisition Sub, will be duly and validly executed and delivered by Acquisition Sub and will constitute a valid and binding obligation of Acquisition Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

                  (iii) Savings Bank of Manchester will have all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the Bank Merger and the transactions contemplated thereby will be authorized by all necessary corporate actions on the part of Savings Bank of Manchester including authorization by the Board of Directors of Savings Bank of Manchester. The Plan of Bank Merger, upon execution and delivery by Savings Bank of Manchester, will be duly and validly executed and delivered by Savings Bank of Manchester and will constitute a valid and binding obligation of Savings Bank of Manchester, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

            (c)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by Connecticut Bancshares do not, and the consummation of the transactions contemplated hereby will not, constitute (A) assuming the consents and approvals referred to in SECTION 2.2(B)(II) are obtained, a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Connecticut Bancshares or any of its Subsidiaries (or any of their properties) is subject; (B) a violation of the certificate of incorporation or bylaws of Connecticut Bancshares of any of its Subsidiaries; or (C) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Connecticut Bancshares under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Connecticut Bancshares is a party, or to which any of its properties or assets may be subject.

                  (ii) Except for (A) the approval of the OTS under the Home Owners' Loan Act, (B) the approval of the Commissioner of Banking of the State of Connecticut, and (C) the approval of the FDIC under the FDIA, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Connecticut Bancshares of this Agreement or the consummation by Connecticut Bancshares, Savings Bank of Manchester and Acquisition Sub of the Merger and the other transactions contemplated by this Agreement. Connecticut Bancshares knows of no reason pertaining to Connecticut Bancshares or Savings Bank of Manchester why any of the approvals referred to in this SECTION 2.2(C) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (d)   Reports and Financial Statements.
                  --------------------------------

                  (i) Connecticut Bancshares has timely filed all material reports, together with any amendments required to be made with respect thereto, that it was required to file with the SEC (collectively, "CONNECTICUT BANCSHARES'S REPORTS"). As of their respective dates, none of Connecticut Bancshares's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Connecticut Bancshares's Reports complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of Connecticut Bancshares included in Connecticut Bancshares's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Connecticut Bancshares's Reports were prepared from the books and records of Connecticut Bancshares and its subsidiaries, fairly present the consolidated financial position of Connecticut Bancshares and its subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Connecticut Bancshares and its subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash flows and footnotes.

                  (iii) Savings Bank of Manchester has timely filed all material reports, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity (collectively, "SMB'S REPORTS"). As of their respective dates, none of SBM's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of SBM's Reports complied in all material respects with the applicable requirements of the pertinent Governmental Entities.

            (e) Absence of Claims. No litigation, proceeding, controversy,
                -----------------
claim, action or suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending or has been threatened against Connecticut Bancshares that would reasonably be expected to prevent or adversely affect, or which seeks to prohibit the consummation of, the transactions contemplated by this Agreement.

            (f) Proxy Statement. The information regarding Connecticut
                ---------------
Bancshares to be supplied by Connecticut Bancshares for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (g) Financing. Connecticut Bancshares or Savings Bank of Manchester
                ---------
will have available to it, at the Effective Time, immediately available funds necessary to pay the aggregate Merger Consideration and will use such funds for the such purpose subject to the conditions of this Agreement.

            (h) Employee Benefit Plans. Connecticut Bancshares' Disclosure
                ----------------------
Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Connecticut Bancshares or any of its Subsidiaries (hereinafter referred to collectively as the "CONNECTICUT BANCSHARES EMPLOYEE PLANS"). With respect to each Connecticut Bancshares Employee Plan, Connecticut Bancshares has made available to First Federal a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the Internal Revenue Service ("IRS") for the most recent three plan years, if required to be filed, (B) such Connecticut Bancshares Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Connecticut Bancshares Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Connecticut Bancshares Employee Plan, if the Connecticut Bancshares Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation is such Connecticut Bancshares Employee Plan is subject to title IV of ERISA and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Connecticut Bancshares Employee Plan is a Connecticut Bancshares Qualified Plan.


                                  ARTICLE III
                          CONDUCT PENDING THE MERGER
                          --------------------------

            Section 3.1.Conduct of First Federal's Business Prior to the
                        ------------------------------------------------
Effective Time. Except as expressly provided in this Agreement, during the
--------------
period from the date of this Agreement to the Effective Time, First Federal shall, and shall cause its Subsidiaries to, use its best efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action that would adversely affect or delay the ability of First Federal or Connecticut Bancshares to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action that would adversely affect or delay the ability of First Federal, Connecticut Bancshares or Savings Bank of Manchester to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or that would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on First Federal or its Subsidiaries.

            Section 3.2.Forbearance by First Federal. Without limiting the
                        ----------------------------
covenants set forth in SECTION 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, First Federal shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Connecticut Bancshares:

            (a) incur any new borrowings with final maturities exceeding six (6) months or refinance existing borrowings, other than its existing overnight line of credit with the Federal Home Loan Bank of Boston, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of its borrowings in effect as of the date of this Agreement (deposits, including certificates of deposit, will not be deemed to be borrowings within the meaning of this SECTION 3.2(A));

            (b) other than in the ordinary course of business, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

            (c)   (i)   adjust, split, combine or reclassify any capital stock;

                  (ii) make, declare or pay any dividend, or make any other distribution on its capital stock, except for regular quarterly cash dividends at a rate not in excess of $0.22 per share of First Federal Common Stock;

                  (iii) except with respect to the First Federal Employee Stock
                        Option Plan and the First Federal ESOP (as defined in
                        SECTION 4.11(D)), directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock;

                  (iv) grant any stock options or stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                  (v) issue any additional shares of capital stock or any securities or obligations convertible or excisable for any shares of its capital stock except pursuant to (A) the exercise of First Federal Options outstanding as of the date hereof or (B) the Dividend Reinvestment and Stock Purchase Plan;

            (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets (except investment securities) to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

            (e) except pursuant to contracts or agreements in force at the date hereof or as permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

            (f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum and/or with a term of less than twelve (12) months or that is cancellable on 90 days' notice without material penalty, and other than contracts or agreements covered by
SECTION 2.1(L);

            (g) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) loans or advances as to which First Federal has a binding obligation to make such loan or advances as of the date hereof, (ii) certain loans or advances as to which First Federal has received a written application and which are disclosed in First Federal's Disclosure Letter, (iii) conforming residential mortgage loans up to and including $400,000, (iv) commercial real estate loans up to and including $750,000, or (v) non-real estate commercial loans up to and including $100,000;

            (h) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or officer of First Federal or any of its Subsidiaries, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

            (i)   (i)   increase in any manner the compensation or fringe
                        benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect or pay any bonus, pension, retirement allowance or contribution not required by any existing plan or agreement to any such employees or directors;

                  (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                  (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation; or

                  (iv) elect to any senior executive office any person who is not a member of the senior executive officer team of First Federal as of the date of this Agreement or elect to the Board of Directors of First Federal any person who is not a member of the Board of Directors of First Federal as of the date of this Agreement, or hire any employee with annual compensation in excess of $75,000;

            (j) settle any claim, action or proceeding involving money damages in excess of $50,000 or impose any material restriction on the operations of First Federal or any of its Subsidiaries;

            (k) amend its charter or its bylaws other than to extend the date on which the annual meeting of First Federal Stockholders may be held;

            (l) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (m) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (n) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement;

            (o) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

            (p) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

            (q) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this SECTION 3.2.

      Any request by First Federal or response thereto by Connecticut Bancshares shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request pursuant to this SECTION 3.2.

            Section 3.3. Conduct of Connecticut Bancshares's Business Prior to
                         -----------------------------------------------------
the Effective Time. Except as expressly provided in this Agreement, during the
------------------
period from the date of this Agreement to the Effective Time, Connecticut Bancshares shall use its best efforts to (i) take no action that would materially adversely affect or delay the ability of First Federal or Connecticut Bancshares to perform their respective covenants and agreements on a timely basis under this Agreement, (ii) take no action that would adversely affect or delay the ability of First Federal, Connecticut Bancshares or Savings Bank of Manchester to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, or (iii) take any action that is intended to or reasonably expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in material violation of any provision of this Agreement.

                                   ARTICLE IV
                                   COVENANTS
                                   ---------

            Section 4.1. Acquisition Proposals.
                         ---------------------

            (a) First Federal shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by First Federal or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in SECTION 8.1). First Federal shall notify Connecticut Bancshares orally and in writing of any Acquisition Proposal (including, without limitation, the terms and conditions of any such Acquisition Proposal and the identity of the person making such Acquisition Proposal) as promptly as practicable (but, in any event, no later than 24 hours) after the receipt thereof and shall keep Connecticut Bancshares informed of the status and details of any such Acquisition Proposal. Notwithstanding the first sentence of this SECTION 4.1(A), First Federal may furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal to acquire First Federal pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (i) the Board of Directors of First Federal determines that such proposal may constitute a Superior Proposal (as defined below) and (ii) the Board of Directors of First Federal, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of First Federal to comply with its fiduciary duties to stockholders under applicable law. Prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Federal shall provide prompt notice to Connecticut Bancshares to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and shall receive from such person or entity an executed confidentiality agreement in reasonably customary form.

            (b) For purposes of this Agreement, "SUPERIOR PROPOSAL" shall mean a proposal or offer to acquire or purchase all or a substantial portion of the assets of or a substantial equity interest in, or to effect any recapitalization, liquidation or dissolution involving, or a business combination or other similar transaction with, First Federal or any First Federal Subsidiary (including a tender offer or exchange offer to purchase First Federal Common Stock) other than as contemplated by this Agreement: (i) that did not arise from or involve a breach or violation by First Federal of SECTION 4.1(A) or any other provision of this Agreement; (ii) that the First Federal Board of Directors determines in its good faith judgment, based on, among other things, advice from an independent investment advisor, to be superior to the Merger from a financial point-of-view to First Federal's stockholders; and (iii) the financing for the implementation of which, to the extent required, is then committed or, in the good faith reasonable judgment of the First Federal Board of Directors, based on, among other things, advice of an independent investment advisor, is capable of being obtained by the party making the proposal or offer.

            Section 4.2.[RESERVED]

            Section 4.3.Access and Information.
                        ----------------------

            (a) Upon reasonable notice, First Federal shall (and shall cause its Subsidiaries to) afford Connecticut Bancshares and its representatives (including, without limitation, directors, officers and employees of Connecticut Bancshares and its affiliates and counsel, accountants and other professionals retained by Connecticut Bancshares) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to First Federal and its Subsidiaries as Connecticut Bancshares may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 4.3 shall affect or be deemed to modify any representation or warranty made by First Federal in this Agreement. As to information which First Federal or any of its Subsidiaries is not permitted by law to disclose, First Federal will, upon request of Connecticut Bancshares, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

            (b) First Federal shall provide Connecticut Bancshares with true, correct and complete copies of all financial and other information relating to the business or operations of First Federal that is provided to directors of First Federal in connection with meetings of its Board of Directors or committees thereof.

            (c) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (and 90 days in the case of the fourth fiscal quarter), First Federal shall deliver to Connecticut Bancshares its Quarterly and Annual Reports, as filed with the OTS. First Federal shall deliver to Connecticut Bancshares any Current Reports on Form 8-K promptly after filing such reports with the OTS and shall provide Connecticut Bancshares with a copy of any press release promptly after such release is made available to the public.

            (d) Connecticut Bancshares will not, and will use its best efforts to cause its representatives not to, use any information obtained pursuant to this SECTION 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Connecticut Bancshares will keep confidential, and will use its best efforts to cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION 4.3 unless such information (i) was already known to Connecticut Bancshares or an affiliate of Connecticut Bancshares, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to Connecticut Bancshares or an affiliate of Connecticut Bancshares from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy,
(iii) is
disclosed with the prior written approval of First Federal or (iv) is or becomes readily ascertainable from published information or trade sources.

            (e) During the period of time beginning on the day the Proxy Statement (as defined in SECTION 4.9) is first mailed and continuing to the Effective Time, including weekends and holidays, First Federal shall provide Connecticut Bancshares and its authorized agents and representatives full access to First Federal's offices after normal business hours for the purpose of installing necessary wiring and equipment to be utilized by Savings Bank of Manchester after the Effective Time; PROVIDED, that:

                  (i) reasonable advance notice of each entry shall be given to First Federal and First Federal approves of each entry, which approval shall not be unreasonably withheld;

                  (ii) First Federal shall have the right to have its employees or contractors present to inspect the work being done;

                  (iii) to the extent practicable, such work shall be done in a matter that will not interfere with First Federal's business conducted at any affected branch offices;

                  (iv) all such work shall be done in compliance with all applicable laws and government regulations, and Savings Bank of Manchester shall be responsible for the procurement, at Savings Bank of Manchester's expense, of all required governmental or administrative permits and approvals;

                  (v) Savings Bank of Manchester shall maintain appropriate insurance (naming First Federal as insured payee) satisfactory to Savings Bank of Manchester in connection with any work done by Savings Bank of Manchester's agents and representatives pursuant to this SECTION 4.3;

                  (vi) Savings Bank of Manchester shall reimburse First Federal for any out-of-pocket costs or expenses reasonably incurred by First Federal in connection with this undertaking (including such expenses associated with subsection (ii) of this Section 4.3(e)); and

                  (vii) in the event this Agreement is terminated in accordance with Article VI hereof, Savings Bank of Manchester, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

            Section 4.4. Applications; Consents.
                         ----------------------

            (a) As soon as practicable after the date hereof, Connecticut Bancshares shall use its reasonable best efforts to prepare and file all necessary applications, notices and filings to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. First Federal shall, upon request, furnish Connecticut Bancshares with all information concerning First Federal, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Connecticut Bancshares to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Merger.

            (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the Merger and the Bank Merger.

            Section 4.5.Anti-takeover Provisions. First Federal and its
                        ------------------------
Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Connecticut Bancshares, Savings Bank of Manchester, Acquisition Sub, the Agreement, the Plan of Merger and the Merger from any provisions of an antitakeover nature contained in First Federal's federal stock charter and bylaws, or in the similar governing documents of any of First Federal's subsidiaries, and the provisions of any federal or state antitakeover laws.

            Section 4.6.Additional Agreements. Subject to the terms and
                        ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, and cause their respective Subsidiaries to take, promptly all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger (and if the Plan of Bank Merger is executed, the Bank Merger), as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section 4.7.Publicity. The initial press release announcing this
                        ---------
Agreement shall be a joint press release. Thereafter First Federal and Connecticut Bancshares shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

            Section 4.8.Stockholder Meeting. First Federal shall take all action
                        -------------------
necessary, in accordance with applicable law and its federal stock charter and bylaws, to convene a meeting of its stockholders ("STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement, the Plan of Merger and the other transactions provided for in this Agreement. First Federal shall engage, at its own expense, a proxy soliciting firm in connection with the Stockholder Meeting. By approving this Agreement and the Plan of Merger and authorizing their execution, the First Federal Board of Directors agrees that it shall, at the time the Proxy Statement is mailed to the stockholders of First Federal, recommend that First Federal's stockholders vote for such approval; PROVIDED, HOWEVER, that the First Federal Board of Directors may withdraw, modify, condition or refuse to make such recommendation only if the Board of Directors shall determine in good faith, based on the written advice of outside legal counsel, that such recommendation should not be made in light of its fiduciary duty to First Federal's stockholders following (i) a Superior Offer, or (ii) the withdrawal, or material modification that results in a revocation, of the opinion referenced in SECTION 2.1(E) by Sandler O'Neill or (iii) the delivery to the First Federal Board of Directors of written advice from Sandler O'Neill that the Merger Consideration is either not fair or is inadequate to the stockholders of First Federal from a financial point of view.

            Section 4.9.Proxy Statement.
                        ---------------

            (a) For the purposes of holding the Stockholder Meeting, First Federal shall prepare and file with the OTS as soon as reasonably practicable after the date hereof, a proxy statement satisfying all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement, in the form mailed by First Federal to the holders of First Federal Common Stock, the "PROXY STATEMENT"). Connecticut Bancshares shall, upon request, furnish First Federal with all information concerning Connecticut Bancshares as First Federal may reasonably require in connection with the preparation of the Proxy Statement. First Federal shall give Connecticut Bancshares and its counsel the opportunity to review and comment on the Proxy Statement prior to its being filed with the OTS. First Federal shall notify Connecticut Bancshares promptly of the receipt of any comments of the OTS with respect to the Proxy Statement and of any requests by the OTS for any amendment or supplement thereto or for additional information and shall provide promptly to Connecticut Bancshares copies of all correspondence between First Federal or any representative of First Federal and the OTS. First Federal shall give Connecticut Bancshares and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the OTS. First Federal agrees to use all reasonable efforts to respond promptly to all such comments of and requests by the OTS, to have the Proxy Statement cleared by the staff of the OTS as promptly as practicable and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of First Federal Common Stock entitled to vote at the Stockholder Meeting at the earliest practicable time.

            (b) First Federal shall promptly notify Connecticut Bancshares if at any time it becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, First Federal shall prepare, with the cooperation of Connecticut Bancshares, a supplement or amendment to such Proxy Statement which corrects such misstatement or omission and First Federal shall mail such supplement or amended Proxy Statement to First Federal's stockholders.

            Section 4.10. Notification of Certain Matters. First Federal shall
                          -------------------------------
give prompt notice to Connecticut Bancshares of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by First Federal or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of First Federal and its Subsidiaries taken as a whole to which First Federal or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to First Federal or which would have been required to be disclosed by First Federal on a schedule to this Agreement had such event, condition, change or occurrence been known at the time such party delivered its disclosure schedules; PROVIDED, HOWEVER, that no notice provided pursuant to this SECTION
4.10 shall affect or be deemed to modify any representation or warranty made herein. Each of First Federal and Connecticut Bancshares shall give prompt notice to the other party of any (i) notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement and
(ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects.

            Section 4.11. Employees, Directors and Officers.
                          ---------------------------------

            (a) All persons who are employees of First Federal immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the effective time of the Bank Merger, become employees of Savings Bank of Manchester; PROVIDED, HOWEVER, that in no event shall any of First Federal's employees be officers of Savings Bank of Manchester, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Savings Bank of Manchester. All of the Continuing Employees (other than any Continuing Employee who has an employment agreement with First Federal as disclosed in the First Federal Disclosure Letter) shall be employed at the will of Savings Bank of

Manchester and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) As of the Effective Time, each Continuing Employee shall be eligible to participate in the Savings Bank of Manchester Bank 401(k) Plan, Employee Stock Ownership Plan and Pension Plan with full credit for prior service with First Federal for purposes of eligibility, vesting and satisfaction of any service requirements for early, normal or disability retirement, but not for purposes of benefit accrual under the Savings Bank of Manchester Pension Plan. As soon as administratively practicable after the Effective Time, Connecticut Bancshares shall make available employer-provided health and other employee welfare benefit plans, fringe benefits and coverage under its personnel policies to each Continuing Employee on the same basis as it provides such coverage to Connecticut Bancshares employees with full credit for prior service with First Federal except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents. Following the Effective Time and until such time as the Continuing Employees participate in the employee welfare and fringe benefit plans and personnel policies provided to similarly situated employees of Savings Bank of Manchester, the benefits to be provided to the Continuing Employees shall be the First Federal employee welfare and fringe benefit plans and personnel policies that were provided by First Federal to such Continuing Employees immediately before the Effective Time. Notwithstanding anything in this SECTION 4.11(B) to the contrary, no Continuing Employee shall be eligible to receive any benefit from Connecticut Bancshares or Savings Bank of Manchester that would result in a duplication of benefits provided under a First Federal plan or program. As of the Effective Time, each Continuing Employee shall be credited with vacation leave in an amount not less than the amount of unused First Federal vacation leave available to such Continuing Employee on the date immediately preceding the Effective Time. Such credited leave shall be available for use only through and including December 31, 2001 and shall reduce hour-for-hour the vacation leave otherwise creditable to such Continuing Employee under the Savings Bank of Manchester vacation leave policy during such period.

            (c) Connecticut Bancshares agrees to honor in accordance with their terms all plans, contracts, arrangements, commitments or understandings disclosed in First Federal's Disclosure Letter, including with respect to benefits which vest or are otherwise accrued or payable as a result of the consummation of the transactions contemplated by this Agreement and, including, without limitation, the First Federal Directors' Retirement Plan, the executive employment agreements and certain agreements with retired directors described in the First Federal Disclosure Letter. Set forth in First Federal's Disclosure Letter in reasonable detail are estimates of the payments and benefits due under the employment agreements and director retirement programs described in First Federal's Disclosure Letter. It is intended by Connecticut Bancshares and First Federal that the procedures and methodologies used in preparing such estimates shall be followed in determining the actual payments or benefits due under such agreements.

            (d) Before the Effective Time, First Federal may contribute to the First Federal Savings Employee Stock Ownership Plan (the "FIRST FEDERAL ESOP") for the 2001 plan year funds sufficient to purchase no more than 10,000 shares of First Federal Common Stock and may amend the First Federal ESOP to provide that such shares shall be allocated on or before the Effective Time to each eligible participant in the First Federal ESOP, regardless of the number of hours of service completed during the 2001 plan year, in proportion to such participant's compensation. As of the Effective Time, all shares held by the First Federal ESOP shall be converted in to the right to receive the Merger Consideration. The First Federal ESOP shall be terminated as of, or prior to, the Effective Time and, subject to receipt of a favorable determination letter from the IRS, distributions shall be made to Continuing Employees as provided in the plan who shall be eligible to roll over such distributions to the Savings Bank of Manchester 401(k) Plan. Participants in the First Federal ESOP who are not Continuing Employees shall be eligible to receive distributions as soon as administratively practicable after their termination of employment.

            (e) Before the Effective Time, First Federal may amend the First Federal Saving Tax Deferred Retirement and Savings Plan (the "FIRST FEDERAL 401(K) PLAN") and the First Federal Retirement Income Plan to provide that participants in such plans whose employment is terminated in connection with the transactions contemplated by this Agreement shall be fully vested in their benefits under such plans. As soon as administratively practicable following the Effective Time, Connecticut Bancshares shall cause the First Federal 401(k) Plan to be merged into the Savings Bank of Manchester 401(k) Plan the promissory notes with respect to participant loans outstanding from accounts transferred in connection with such merger shall be transferred to the Savings Bank of Manchester 401(k) Plan and shall not become due and payable by reason of the merger. First Federal shall take such action as may be necessary under the plan and applicable law to freeze benefit accruals under the First Federal Retirement Income Plan as of a date not later than the Effective Time. As soon as administratively practicable after the Effective Time Connecticut Bancshares shall cause the First Federal Retirement Income Plan to be merged into the Savings Bank of Manchester Pension Plan. As of the effective date of the plan merger, each Continuing Employee who is a participant in the Savings Bank of Manchester Pension Plan shall (i) be credited with their frozen benefit under the First Federal Plan, (ii) for all purposes under the Savings Bank of Manchester Pension Plan, receive credit from the Effective Time for services provided after the Effective Time as a Continuing Employee and (iii) be credited with service as a First Federal employee for purposes of determining eligibility under the early retirement, normal retirement and disability provisions of the Savings Bank of Manchester Pension Plan but not for purposes of determining years of benefit accrual service under the benefit formula in effect after the Effective Time.

            (f) First Federal shall use its reasonable efforts to obtain from each holder of a First Federal Option and to deliver to Connecticut Bancshares at or before the Closing (as defined in SECTION 7.1) an agreement to the cancellation of such holder's First Federal Options in exchange for a cash payment as described in SECTION 1.4.

            (g) Connecticut Bancshares shall appoint, and cause Savings Bank of Manchester to appoint, to their respective Boards of Directors as of the Effective Time a total of three members of the current Board of Directors of First Federal; PROVIDED, HOWEVER, that no more than two of the three individuals shall be appointed to either the Board of Directors of Connecticut Bancshares or the Board of Directors of Savings Bank of Manchester. The three individuals selected for appointment shall be mutually agreeable to the parties hereto, but the choice of the Board of Directors on which such individuals shall serve shall be solely that of Connecticut Bancshares and Savings Bank of Manchester, as applicable.

            (h) Connecticut Bancshares shall cause Savings Bank of Manchester to establish a Community Advisory Board as of the Effective Time. The Community Advisory Board shall serve for a term of two years after the Effective Time. The Community Advisory Board shall consist of the current members of the Board of Directors of First Federal except for those individuals selected to serve of the Boards of Directors of Connecticut Bancshares and Savings Bank of Manchester as set forth in SECTION 4.11(G). Each member of the Community Advisory Board shall receive a quarterly cash retainer of $5,000.

            (i) On or before the Effective Time, First Federal may pay the annual bonuses for 2000, normally paid to employees in 2001. In addition, on or before the Effective Time, First Federal may pay bonuses for 2001 in an amount not to exceed the 2000 bonuses and pro-rated through the Effective Time.

            (j) Connecticut Bancshares shall cause the medical and dependent care flexible spending accounts maintained by First Federal on behalf of any Continuing Employee to continue in effect until December 31, 2001, either by continuation of the First Federal plans under which such accounts were maintained before the Effective Time or by merger of such flexible spending accounts into comparable plans maintained by Connecticut Bancshares or Savings Bank of Manchester, and in no event shall any Continuing Employee forfeit the balance of any such flexible spending account unless such Continuing Employee shall have failed to submit a claim for reimbursement from such flexible spending account on or before March 31, 2002.

            (k) Connecticut Bancshares shall provide (i) reasonable outplacement assistance, as determined by Connecticut Bancshares in its sole discretion, to each First Federal employee who is terminated at the Effective Time or to a Continuing Employee who is terminated within 12 months of the Effective Time (other than for cause) and (ii) a monthly payment to each First Federal employee who is terminated at the Effective Time or a Continuing Employee who is terminated within 12 months of the Effective Time (other than for cause) equal to sixty-five percent (65%) of the aggregate monthly premiums for such employees's health (medical and dental) insurance coverage if the employee elects COBRA health care continuation coverage but only to the extent that the employee (or his or her dependents) remains eligible for such coverage and for a period not in excess of six months.

            Section 4.12.Indemnification.
                         ---------------

            (a) From and after the Effective Time (without limitation as to time), Connecticut Bancshares (and any successor) shall indemnify and hold harmless each present and former director and officer of First Federal and its Subsidiaries and each officer or employee of First Federal and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at First Federal's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been permitted to be indemnified as a director, officer or employee of First Federal and its Subsidiaries and under the DGCL (as in effect on the Effective Date).

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 4.12(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Connecticut Bancshares thereof, but the failure to so notify shall not relieve Connecticut Bancshares of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Connecticut Bancshares. In the event of any such claim, action, suit, proceeding or investigation: (i) Connecticut Bancshares shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Connecticut Bancshares shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Connecticut Bancshares does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between Connecticut Bancshares and the Indemnified Party (and counsel for Connecticut Bancshares does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Connecticut Bancshares shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that Connecticut Bancshares shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Connecticut Bancshares shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) Connecticut Bancshares shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.12 to the fullest extent permitted by law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d) Connecticut Bancshares shall maintain First Federal's existing directors and officers' insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by First Federal's existing policy, including Connecticut Bancshares's existing policy if its meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; PROVIDED, HOWEVER, that Connecticut Bancshares shall not be required to expend annually for such insurance amounts in excess of 150% of the per annum premiums paid by First Federal for the policy year that includes the date of this Agreement, and PROVIDED FURTHER, that if the annual premiums for such insurance exceed such 150% amount, then Connecticut Bancshares shall be obligated to obtain the most advantageous coverage of directors' and officers' insurance obtainable for a cost not exceeding such 150% amount, and provided that the officers and directors of First Federal may be required to make applications and provide customary representations and warranties to Connecticut Bancshares's insurance carrier for the purpose of obtaining such insurance.

            (e) In the event Connecticut Bancshares or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Connecticut Bancshares assume the obligations set forth in this
SECTION 4.12.

            (f) The provisions of this SECTION 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

      Section 4.13. First Federal Main Office. Connecticut Bancshares shall
                    -------------------------
occupy, or cause a third party to occupy, the First Federal main office building located at 1137 Main Street, East Hartford, Connecticut for a period of twenty-four (24) months after the Effective Date.

      Section 4.14. Charitable Activities. Connecticut Bancshares shall
                    ---------------------
maintain a level of commitment to charitable giving and activities in the communities served by First Federal substantially consistent with that of First Federal.
                                      40

                                   ARTICLE V
                          CONDITIONS TO CONSUMMATION

            Section 5.1.Conditions to Each Party's Obligations. The respective
                        --------------------------------------
obligations of each party to effect the Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

            (a)   Stockholder Approval.  This Agreement shall have been approved
                  --------------------
by the requisite vote of First Federal's stockholders in accordance with applicable laws and regulations.

            (b)   Regulatory Approvals. All approvals, consents or waivers of
                  --------------------
any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Connecticut Bancshares of the transactions contemplated hereby that, had such condition or requirement been known, Connecticut Bancshares would not, in its reasonable judgment, have entered into this Agreement.

            (c) No Injunctions or Restraints; Illegality. No party hereto shall
                ----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

            Section 5.2.Conditions to the Obligations of Connecticut Bancshares.
                        -------------------------------------------------------
The obligations of Connecticut Bancshares to effect the Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Performance of Obligations. Each of the obligations of First
                --------------------------
Federal required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

            (b) Representations and Warranties. Each of the representations and
                ------------------------------
warranties of First Federal set forth in SECTIONS 2.1(A) (except as relates to qualification), (B) (except as relates to qualification), (C), (D), (F)(I)(A),
(F)(I)(B) and (U) of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and there shall not exist inaccuracies in the representations and warranties of First Federal set forth in this Agreement (including the representations set forth in the sections specified above) such that the aggregate effect of such inaccuracies, without giving effect to any qualification as to materiality set forth in such representations and warranties, has, or is reasonably likely to have, a Material Adverse Effect on First Federal.

            (c) Third Party Consents. First Federal shall have obtained the
                --------------------
consent or approval of each person (other than the governmental approvals or consents referred to in SECTION 5.1(B)) whose consent or approval shall be required in order to permit the succession by Connecticut Bancshares to any obligation, right or interest of First Federal under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which First Federal or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Connecticut Bancshares or upon the consummation of the transactions contemplated hereby.

            (d) Certificates. Connecticut Bancshares shall have received (i) a
                ------------
certificate signed by the chief executive officer and the chief financial or principal accounting officer of First Federal to the effect that the conditions set forth in SECTIONS 5.1(A), 5.2(A) and 5.2(B) have been satisfied, (ii) certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of First Federal and its Subsidiaries and (iii) such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.2 as Connecticut Bancshares may reasonably require.

            Section 5.3.Conditions to the Obligations of First Federal. The
                        ----------------------------------------------
obligations of First Federal to effect the Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Performance of Obligations. Each of the obligations of
                --------------------------
Connecticut Bancshares required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects.

            (b) Representations and Warranties. Each of the representations and
                ------------------------------
warranties of Connecticut Bancshares set forth in SECTIONS 2.2(A) (except as relates to qualification), (B), (C)(I)(A) and (C)(I)(B) of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and there shall not exist inaccuracies in the representations and warranties of Connecticut Bancshares set forth in this Agreement (including the representations set forth in the sections specified above) such that the aggregate effect of such inaccuracies, without giving effect to any qualification as to materiality set forth in such representations and warranties, has, or is reasonably likely to have, a Material Adverse Effect on Connecticut Bancshares.

            (c) Deposit of Merger Consideration. Connecticut Bancshares or
                -------------------------------
Savings Bank of Manchester shall have deposited with the Paying Agent sufficient cash to pay the aggregate Merger Consideration and First Federal shall have received a certificate from the Paying Agent to such effect.

            (d) Certificates. First Federal shall have received (i) a
                ------------
certificate signed by the chief executive officer and the chief financial or principal accounting officer of Connecticut Bancshares to the effect that the conditions set forth in SECTIONS 5.3(A) and 5.3(B) have been satisfied, (ii) certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Connecticut Bancshares and Savings Bank of Manchester and (iii) such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.3 as First Federal may reasonably require.

                                  ARTICLE VI
                                  TERMINATION
                                  -----------

            Section 6.1.Termination. This Agreement may be terminated, and the
                        -----------
Merger abandoned, at or prior to the Effective Date, either before or after any requisite stockholder approval:

            (a) by the mutual consent of Connecticut Bancshares and First Federal in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by either Connecticut Bancshares or First Federal, in the event of the failure of the stockholders of First Federal to approve the Agreement at the Stockholder Meeting; PROVIDED, HOWEVER, that First Federal shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 4.8 and SECTION 4.9; or

            (c) by either Connecticut Bancshares or First Federal, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or
(ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either Connecticut Bancshares or First Federal, in the event that the Merger is not consummated by October 31, 2001, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by either Connecticut Bancshares or First Federal (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) any inaccuracies or omissions in the representations and warranties of the other party contained in this Agreement, which inaccuracies or omissions would provide the non- breaching party the ability to refuse to consummate the Merger under the applicable standard set forth in SECTION 5.2(B) in the case of Connecticut Bancshares and SECTION 5.3(B) in the case of First Federal; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party;

            (f) by Connecticut Bancshares, if the Board of Directors of First Federal does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger, the Board of Directors of First Federal shall have withdrawn, qualified or revised such recommendation in any respect materially adverse to Connecticut Bancshares; or

            (g) by First Federal, if the Board of First Federal shall have approved a Superior Proposal.

            Section 6.2. Termination Fee. In recognition of the efforts,
                         ---------------
expenses and other opportunities foregone by Connecticut Bancshares while structuring the Merger, the parties hereto agree that First Federal shall pay to Connecticut Bancshares a termination fee of Four Million Five Hundred Thousand Dollars ($4,500,000) plus Connecticut Bancshares' documented, reasonable out-of-pocket expenses (including fees and expenses of legal, financial and accounting advisors) in cash and on demand if:

            (A)   (i)   Connecticut Bancshares or First Federal terminates this
                        Agreement pursuant to SECTION 6.1(B), or pursuant to
                        SECTION 6.1(D) without the Stockholder Meeting having occurred,

                  (ii) At any time after the date of this Agreement and before such termination an Acquisition Proposal (as defined in SECTION 8.1) with respect to First Federal shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of First Federal, and

                  (iii) Within 12 months of such termination First Federal
                        enters into any definitive agreement with respect to, or consummates, any Acquisition Transaction (as defined in SECTION 8.1); or

            (B) Connecticut Bancshares terminates this Agreement pursuant to
                SECTION 6.1(F); or

            (C) First Federal terminates this Agreement pursuant to SECTION
                6.1(G).

            Section 6.3.Effect of Termination. In the event of termination of
                        ---------------------
this Agreement by either Connecticut Bancshares or First Federal prior to the consummation of the Merger as provided in SECTION 6.1, this Agreement shall forthwith become void and have no effect except (i) the obligations of the parties under SECTIONS 4.3(D), 6.2 and 8.6 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.


                                  ARTICLE VII
                  CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                  -----------------------------------------

            Section 7.1.Effective Date and Effective Time. The closing of the
                        ---------------------------------
transactions contemplated hereby (the "CLOSING") shall take place at the offices of Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016, unless another place is agreed to by Connecticut Bancshares and First Federal, on a date designated by Connecticut Bancshares (the "CLOSING DATE") that is no later than 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived (excluding conditions that, by their nature, cannot be satisfied until the Closing Date), or on such other date as may be agreed to by the parties. Prior to the Closing Date, Acquisition Sub and First Federal shall execute articles of combination or similar document in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such articles of combination or similar document. The date of such filing or such later effective date as specified in the articles of combination is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the articles of combination.

            Section 7.2.Deliveries at the Closing. Subject to the provisions of
                        -------------------------
Articles V and VI, on the Closing Date there shall be delivered to Connecticut Bancshares and First Federal the documents and instruments required to be delivered under Article V.


                                 ARTICLE VIII
                             CERTAIN OTHER MATTERS

            Section 8.1.Certain Definitions; Interpretation.  As used in this
                        -----------------------------------
 Agreement, the following terms shall have the meanings indicated:

            "ACQUISITION PROPOSAL" shall mean any of the following (other than the transactions contemplated hereunder) involving First Federal or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of First Federal in a single transaction or series of transactions;
      (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of First Federal or the filing of a registration statement under the Securities Act of 1933 in connection therewith; or (iv) any public announcement of a BONA FIDE proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            "ACQUISITION TRANSACTION" shall mean any of the following (other than the transactions contemplated hereunder) involving First Federal or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of First Federal in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of First Federal or the filing of a registration statement under the Securities Act of 1933 in connection therewith.

            "MATERIAL" means material to Connecticut Bancshares or First Federal (as the case may be) and its respective Subsidiaries, taken as a whole.

            "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of First Federal and its Subsidiaries taken as a whole or Connecticut Bancshares and its Subsidiaries taken as a whole, as the case may be; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to First Federal or Connecticut Bancshares and Savings Bank of Manchester, as the case may be, or to similarly situated financial and/or depository institutions or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred.

            "KNOWLEDGE" shall mean, with respect to a party hereto, actual knowledge of any of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than vice president.

            "PERSON" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

            When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

            Section 8.2.Survival. Only those agreements and covenants of the
                        --------
parties that are by their terms applicable in whole or in part after the Effective Time, including SECTIONS 4.11 and 4.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section 8.3.Waiver; Amendment. Prior to the Effective Time, any
                        -----------------
provision of this Agreement may be (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of First Federal, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of First Federal Common Stock.

            Section 8.4.Counterparts. This Agreement may be executed in
                        ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5.Governing Law. This Agreement shall be governed by, and
                        -------------
interpreted in accordance with, the laws of the State of Connecticut, without regard to conflicts of laws principles.

            Section 8.6.Expenses. Each party hereto will bear all expenses
                        --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

            Section 8.7.Notices. All notices, requests, acknowledgments and
                        -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to First Federal, to:

                    First Federal Savings and Loan Association of East Hartford 1137 Main Street
                    East Hartford, CT 06108
                    Facsimile: (860) 289-8548
                    Attention:  James D. Shelton
                                Chairman, President and Chief Executive Officer

            With copies to:

                        Paul F. McAlenney, Esquire
                        Day, Berry & Howard LLP
                        CityPlace I
                        Hartford, Connecticut 06103
                        Telephone: (860) 275-0100
                        Facsimile: (860) 275-0343

            If to Connecticut Bancshares, to:

                        Connecticut Bancshares, Inc.
                        923 Main Street
                        Manchester, CT 06040
                        Facsimile: (860) 533-3346
                        Attention:  Richard P. Meduski
                                    President and Chief Executive Officer

            With copies to:

                        Douglas P. Faucette, Esq.
                        Muldoon Murphy & Faucette LLP
                        5101 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Facsimile:  (202) 966-9409

            Section 8.8.Entire Agreement; etc. This Agreement, together with the
                        ---------------------
Plan of Merger, the Exhibits and Disclosure Letter, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTION 4.12, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 8.9.Successors and Assigns; Assignment. This Agreement shall
                        ----------------------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

            Section 8.10. Specific Performance. First Federal acknowledges that
                          --------------------
the First Federal Common Stock and the First Federal business and assets are unique, and that if First Federal fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Connecticut Bancshares for which there will be no adequate remedy at law, Connecticut Bancshares shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if First Federal shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

                           [Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

              CONNECTICUT BANCSHARES, INC.



              By:   /s/Richard P. Meduski
                    -----------------------------------------------
                    Richard P. Meduski
                    President and Chief Executive Officer


                    FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF EAST HARTFORD



              By:   /s/James D. Shelton
                    -----------------------------------------------
                    James D. Shelton
                    Chairman, President and Chief Executive Officer